EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement"), is made and entered into this 27th day of April, 2004 between MEDICORE, INC., with offices at 2337 West 76th Street, Hialeah, Florida and 777 Terrace Avenue, Hasbrouck Heights, New Jersey ("Medicore"), and THOMAS K. LANGBEIN, residing at 634 Orchard Lane, Franklin Lakes, New Jersey ("Langbein").

                              R E C I T A L S

     WHEREAS, Medicore and Langbein have entered into employment contracts, initially dated September 17, 1980, with the most recent dated September 1, 1998, whereby Langbein is employed as Chief Executive Officer ("CEO"), President and Chairman of the Board of Directors ("Chairman"); and

     WHEREAS, the parties desire to continue the employment relationship; and

     WHEREAS, the Board of Directors ("Board") has agreed to and approved this Agreement.

     NOW, THEREFORE, in consideration of continuing the employment relationship by entering into this Agreement, and in consideration of the covenants and promises contained herein, the parties intending to be legally bound under the terms hereof, Medicore and Langbein agree as follows:

     1.  Capacity and Services.  Medicore hereby continues to employ Langbein
         ---------------------
as its CEO and President and Langbein accepts such employment. Langbein shall also serve as Chairman so long as he continues to be elected by shareholders as a director. Langbein's duties are to be those customarily performed by persons employed and serving in such capacities, together with the perquisites commensurate thereto. As Chairman and CEO Langbein shall (i) preside over all meetings of the shareholders and Board; (ii) be an ex officio member of all Board committees (except committees which only permit outside directors pursuant to applicable securities or stock exchange rules or regulations, which meetings he shall attend in a consulting capacity); and
(iii) see that all orders and resolutions of the Board are carried into effect. Langbein agrees to devote to Medicore during the Term as defined in
Section 2 of this Agreement, his proper attention, diligence and a substantial portion of his time, and to such other activities (including civic activities) as will be of benefit to Medicore. Medicore recognizes that Langbein is the sole owner-operator of Todd & Company, Inc. ("Todd"), a securities brokerage firm registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. Langbein will devote only that necessary time to the activities of Todd, which shall not interfere or be in conflict with his positions and responsibilities to Medicore. It is recognized and understood that Langbein is also an officer and director of Dialysis Corporation of America ("DCA") (and its subsidiaries), a public subsidiary of Medicore, to which company he devotes and may continue to devote all necessary and required time and effort. During the Term of this Agreement Langbein shall also serve in such other offices, directorships and positions no less than the status and level he presently holds in Medicore and its subsidiaries to which he may be elected or appointed by the Board for no further consideration except as may be approved by the Board. Langbein shall perform such duties under the direction of and in conformity with all reasonable standards and policies established by the Board.

     2.  Term.  The Term of employment under the provisions of this Agreement
         ----
shall be for a period of five (5) years with a commencement date effective as of March 1, 2004 and terminating on February 28, 2009 ("Term").

     3.  Place of Employment.  Langbein's place of employment shall be
         -------------------
northern New Jersey and only such other locations as shall be acceptable to and approved by Langbein.

     4.  Compensation.  In consideration of the services to be performed by
         ------------
Langbein as herein set forth, Medicore agrees to and shall pay Langbein an annual salary of not less than THREE HUNDRED FIFTY-THREE THOUSAND FIVE HUNDRED DOLLARS ($353,500.00) during the first year of this Agreement, increasing in increments of no less than TWELVE THOUSAND DOLLARS ($12,000) each year thereafter. This salary shall be subject to annual review for increases and Langbein shall receive a bonus each year of the Term, which bonus amount shall be at the discretion of the Board. The annual salary is to be paid in accordance with the payroll procedures and practices from time to time applicable to executive officers. Such includes but is not limited to withholding of all required federal, state, local and other taxes which Medicore is required to withhold in accordance with applicable statutes and regulations. In the event of employment for a fractional part of a month, the monthly installments shall be pro rated accordingly.

     5.  Employee Benefits and Perquisites.  Langbein shall participate
         ---------------------------------
during the Term in employee benefit plans and other fringe benefits and perquisite programs available to Medicore employees generally and to the executive group of employees on the same terms and conditions applicable to such employees generally and the executive group of employees. Langbein shall also be entitled to participate in any pension plan, profit sharing plan, stock option plan, stock purchase plan, group life, accident or other insurance plan presently in force or any similar plan that may be adopted by Medicore.

     6.  Expenses.  In addition to the salary, employee benefits and
         --------
perquisites, Langbein shall be entitled to reimbursement for such reasonable expenses incurred in the performance of his duties hereunder and for the benefit and promotion of the business of Medicore and its subsidiaries, including but not limited to a reasonable allowance and expenses for automobile, travel, entertainment and similar items, in all cases, in conformity with applicable securities or stock exchange rules or regulations.

     7.  Termination of Employment.
         -------------------------

         (a)  Disability.  In the event Langbein shall be unable, or fails,
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to perform services and his duties pursuant to this Agreement through illness or mental or physical disability, and such failure or disability shall exist for any consecutive one hundred eighty (180) days, during which one hundred eighty (180) day disability period Langbein shall continue to receive his full compensation as otherwise provided in this Agreement, Medicore shall have the option (i) to continue the Agreement and pay Langbein his full compensation less any disability benefits payable to Langbein under the terms of any disability insurance program of Medicore and, to the extent that, at the end of the Term, Medicore and Langbein do not enter into a new employment agreement, Medicore shall make the severance payment to Langbein in accordance with Section 8(c) hereof, or (ii) to terminate this Agreement at any time such disability or failure continues to exist by giving written notice to Langbein of such termination, which termination shall be effective on the 60th day after receipt of such notice by Langbein (the "Disability Effective Date"), and make the payments to Langbein as set forth in Section 8(a) below, unless Langbein returns to full-time performance of his duties prior to the Disability Effective Date.

         If Langbein shall have been disabled and shall have returned to work after the end of such disability, any new disability commencing thereafter shall be deemed a new disability, the period of which shall not be added to any earlier disability period, but shall be calculated on its own for purposes of determining the rights of Langbein hereunder.

         At the end of any temporary disability, Langbein shall return to work, and this Agreement shall continue as though such disability had not occurred, except where specifically provided to the contrary.

         During the period of any disability, Langbein shall be entitled to receive his allowance for expenses as provided for in Section 6 above.

         (b)  Death.  Langbein's employment shall automatically terminate
              -----
upon his death.

         (c)  By Medicore.
              -----------

              (i) Medicore may terminate Langbein's employment only for Cause. "Cause" means:

                  A. the willful and continued failure of Langbein to perform his duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board delivers to Langbein a written demand for performance that specifically identifies the manner in which the Board believes that Langbein has not performed his duties; or

                  B. illegal conduct or gross misconduct by Langbein, in either case that is willful and results in material and demonstrable damage to the business or reputation of Medicore.

                  No act or failure on the part of Langbein shall be considered "willful" unless it is done, or omitted to be done, by Langbein in bad faith or without reasonable belief that his action or omission was in the best interests of Medicore. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for Medicore, shall be conclusively presumed to be done, or omitted to be done, by Langbein in good faith and in the best interests of Medicore.

              (ii) A termination of Langbein's employment for Cause shall be effected in accordance with the following procedures. Medicore shall give Langbein written notice ("Notice of Termination for Cause") of its intention to terminate his employment for Cause, setting forth in reasonable detail the specific conduct of Langbein that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Board Meeting for Cause. The "Board Meeting for Cause" means a meeting of the Board at which Langbein's termination for Cause will be considered, that takes place not less than ten (10) and not more than twenty (20) business days after Langbein receives the Notice of Termination for Cause. Langbein shall be given an opportunity, together with counsel, to be heard at the Board Meeting for Cause. Langbein's termination for Cause shall be effective when and if a resolution is duly adopted at the Board Meeting for Cause by a two-thirds vote of the entire membership of the Board, excluding employee directors, stating that in the good faith opinion of the Board, Langbein is guilty of the conduct described in the Notice of Termination for Cause, and that conduct constitutes Cause under this Agreement.

         (d)  Good Reason.
              -----------

              (i) Langbein may terminate employment for Good Reason or without Good Reason. "Good Reason" means:

                  A. the assignment to Langbein of any duties inconsistent in any respect with Section 1 of this Agreement, or any other action by Medicore that results in a diminution in Langbein's position, authority, duties, or responsibilities, other than an isolated, insubstantial, and inadvertent action that is not taken in bad faith and is remedied by Medicore promptly after receipt of notice thereof from Langbein;

                  B. any failure by Medicore to comply with any provision of Sections 4, 5 and 6 of this Agreement, or the reduction of any compensation or benefits as provided herein, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by Medicore promptly after receipt of notice thereof from Langbein;

                  C. any failure by Medicore to comply with Section 9 of this Agreement; or

                  D. any other substantial breach of this Agreement by Medicore that either is not taken in good faith or is not remedied by Medicore promptly after receipt of notice thereof from Langbein.

              (ii) A termination of employment by Langbein for Good Reason shall be effectuated by giving Medicore written notice ("Notice of Termination") of the termination within three (3) months of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of Medicore that constitutes Good Reason and the specific provision(s) of this Agreement on which Langbein relies. A termination of employment by Langbein for Good Reason shall be effective on the fifth (5th) business day following the date when the Notice of Termination is given, unless the notice sets forth a later date (which date shall in no event be later than thirty (30) days after the Notice of Termination is given).

              (iii) A termination of Langbein's employment by Langbein without Good Reason shall be effected by giving Medicore no less than thirty
(30) days' prior written notice of termination.

         (e)  Wrongful Termination.  Any purported termination of Langbein's
              --------------------
employment by Medicore for a reason or in a manner not expressly permitted by this Agreement shall be deemed a "Wrongful Termination." A Wrongful Termination of Langbein by Medicore shall be effective on the fifth (5th) business day following the date when the Notice of Termination is given by Medicore, unless the notice sets forth a later date (which date shall in no event be later than thirty (30) days after the Notice of Termination is given). In case a dispute exists as to the propriety of any Wrongful Termination of Langbein's employment, Medicore or any successor agrees to continue to provide Langbein with all the compensation, benefits and perquisites described in this Agreement until the resolution of such dispute. If such termination is deemed to constitute a Wrongful Termination, Medicore or such successor agrees to promptly pay Langbein, in addition to any other payment as required under this Agreement, all of Langbein's attorneys' fees and expenses arising from the dispute plus interest at the statutory rate for all sums due to Langbein.

         (f)  Date of Termination.  The "Date of Termination" means the date
              -------------------
of Langbein's death, the Disability Effective Date, the date on which the termination of Langbein's employment by Medicore for Cause or Wrongful Termination or by Langbein for Good Reason is effective, or the date on which Langbein gives Medicore notice of a termination of employment without Good Reason, as the case may be. Langbein's termination based upon Wrongful Termination or Good Reason shall not be deemed a breach or default by Langbein of his obligations under this Agreement.

     8.  Obligations of Medicore Upon Termination.
         ----------------------------------------

         (a)  Death, Disability, by Medicore for Cause or by Langbein Other
              -------------------------------------------------------------
Than for Good Reason.  If this Agreement is terminated upon the occurrence of
--------------------
Langbein's death or the Disability Effective Date, is terminated by Medicore for Cause,or Langbein voluntarily terminates employment during the Term without Good Reason, in addition to any compensation together with benefits and expenses through such Date of Termination that were earned and not yet paid, Langbein shall be entitled to receive from Medicore or its successor in one lump sum payment (as severance allowance as provided in paragraph (c) of this Section 8) an amount equal to Langbein's compensation, including expenses, benefits and perquisites as provided herein, at such Date of Termination for the next three years ("Lump Sum Payment"). The Lump

Sum Payment shall be made to Langbein or, in the event of Langbein's death, to Langbein's estate or other designee as provided in writing by Langbein in his Last Will and Testament or document of similar import and intent ("Will"), within thirty (30) days of the Date of Termination; provided, that only with respect to termination due to the death of Langbein, if Medicore does not have sufficient cash to make the Lump Sum Payment as required in this Section 8, then Medicore shall pay the amount of the Lump Sum Payment in such amounts and installments as it is able within a period of but no later than nine (9) months from date of Langbein's death. Interest will accrue at a per annum rate on the amounts owed to Langbein equal to the coupon issue yield on a 52 week U.S. Treasury Bill determined as of the date that the Lump Sum Payment is due ("Interest"). Interest shall accrue until the payment to Langbein is fully satisfied.

         It is agreed that Langbein or his estate, as the case may be, has the option, at his or its sole discretion, to elect to obtain from Medicore in lieu of such Lump Sum Payment, 400,000 shares of Medicore common stock, $.01 par value, from authorized and unissued capital stock or treasury shares or any combination of authorized and unissued shares and treasury shares (the "Medicore Shares"), subject to adjustment as provided in this Agreement, as soon as practicable upon notice to Medicore of his or its election to obtain the Medicore Shares.

         Medicore agrees to have sufficient capital stock available and to amend, if necessary, its certificate of incorporation, from time to time, based upon its obligation to issue the Medicore Shares to Langbein; and, to the extent that capital stock and/or treasury shares may then be insufficient to cover the exercise of the option of Langbein to obtain the Medicore Shares in lieu of the Lump Sum Payment, Medicore agrees that it shall take and use for Langbein's election such shares reserved for other purposes, and/or to the extent additional shares of common stock of Medicore are required, Medicore shall immediately repurchase said shares in the open market or in privately negotiated transactions. Medicore further agrees to file and cause to be approved any listing agreements that may be required by any exchange or interdealer quotation system upon which the Medicore Shares may then be trading with respect to any additional shares that may be authorized, issued and/or transferred to Langbein under his option to elect such Medicore Shares in lieu of the Lump Sum Payment as provided in this Section 8(a). Medicore shall take any and all action, through its officers and/or directors to cause such Medicore Shares to be immediately issued to Langbein. Langbein shall have the right to immediately vote the Medicore Shares, to receive dividends and to have all the rights, privileges and obligations of a shareholder with respect to the Medicore Shares upon his written notice to Medicore of his election to obtain such Medicore Shares in lieu of the Lump Sum Payment to which he is entitled under this Section 8(a) ("Election Notice"), pending the ministerial acts of issuance of such Medicore Shares to Langbein.

          At Langbein's request and option, subject to any applicable securities laws, Langbein may designate his spouse, children, siblings or other immediate family members, which includes relations up to and including first cousins, or a trust for their benefit of which Langbein is sole trustee, to own and hold record or beneficial title to all or portions of such Medicore Shares obtained by Langbein under this Section 8(a).

         (b)  Wrongful Termination of Langbein; Termination By Langbein for
              -------------------------------------------------------------
Good Reason.  Upon the Wrongful Termination of Langbein by Medicore, or if
-----------
Langbein terminates his employment for Good Reason, in either case Medicore
(i) shall continue to provide Langbein with the compensation, benefits, perquisites and expenses as set forth in Sections 4 - 6, 12 and 14 as if he had remained employed by Medicore pursuant to this Agreement through the Term (referred to herein collectively as the "Remaining Compensation"); and (ii) shall provide Langbein with the Lump Sum Payment together with the option to obtain the Medicore Shares in lieu thereof (as liquidated damages and, to the extent permitted by law, without any obligation on Langbein's part to mitigate damages through other employment or otherwise).

         (c)  Severance.  If this Agreement terminates due to the expiration
              ---------
of time through the Term, and Medicore or Langbein determines not renew or otherwise enter into an employment arrangement with the other party, then Medicore, in consideration of Langbein's services, shall pay Langbein as a severance allowance the Lump Sum Payment coupled with the option given to Langbein to elect, in lieu thereof, the Medicore Shares. Upon receipt of the severance allowance, Langbein will provide Medicore with a general release, waiver and discharge with respect to all charges, claims and causes of action which Langbein may have arising from or related to his employment or termination of his employment.

     9.  Change in Control.
         -----------------

         (a)  Definition.  Change in Control shall mean there is an Acquiring
              ----------
Person, a Reorganization, Board Changes, or Liquidation and Dissolution as defined herein:

              (i) Acquiring Person.  Any person and affiliated or associated
                  ----------------
persons ("Group") who have acquired beneficial ownership of twenty-five (25%) percent or more of the outstanding shares of Medicore or who commence, or announce an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or Group of 25% or more of such outstanding shares of Medicore; provided, such acquiring person or Group is not affiliated with Langbein, nor was such acquisition of Medicore shares initiated by Langbein; and provided, further that if any tender offer or exchange offer is not consummated or is consummated to an extent of less than 25% of the outstanding shares of Medicore, then it shall not be deemed a Change of Control as defined herein.

              (ii) Reorganization.  A reorganization shall mean substantially
                   --------------
all of the assets of Medicore or DCA are acquired by another person or entity other than the then existing Board or a reorganization involving the acquisition of Medicore or DCA by another or of Medicore or DCA merging or consolidating with another. The reorganization shall be deemed to have occurred upon consummation of the reorganization transaction.

              (iii) Board Changes.  Board changes shall be a modified Board
                    -------------
which occurs on the date that a majority of the Board shall be persons other than persons (i) for whose election proxies shall have been solicited by the existing Board, or (ii) who are then serving as directors appointed by two-thirds (2/3) of the directors comprising the existing Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly created directorships (hereafter, the "Board Change").

              (iv) Liquidation and Dissolution.  Upon approval by Medicore's
                   ---------------------------
shareholders, exclusive of Langbein or current affiliates of Medicore, or persons affiliated with Langbein, of a complete liquidation and dissolution of Medicore.

         (b)  Obligations to Langbein Upon a Change of Control.  Upon the
              ------------------------------------------------
occurrence of any Change in Control, (i) Medicore or any successor as a result of a reorganization as provided for in Section 9(a) above shall, simultaneous with such Change in Control, provide Langbein with the Lump Sum Payment calculated as of the date of such Change in Control together with the option to obtain Medicore Shares (or securities of the successor entity corresponding to the number of Medicore Shares Langbein would have been entitled to obtain pursuant to such option) in lieu of the Lump Sum Payment, and (ii) this Agreement shall remain in full force and effect and, to the extent that any person or entity succeeds to Medicore as a result of any reorganization or otherwise, such successor person or entity shall assume, in its entirety, the obligations of Medicore set forth herein, including, without limitation, the payment of compensation, expenses, benefits and perquisites pursuant to Sections 4 - 6 of this Agreement for the Term hereof.

         (c)  Liquidation and Dissolution; Termination Subsequent to Change
              -------------------------------------------------------------
in Control.  Medicore or any such successor or surviving entity shall be
----------
further obligated as follows:

              (i) In the event of a Change in Control resulting from the liquidation and dissolution of Medicore, to pay Langbein the Remaining Compensation in one lump sum at the time of such liquidation and dissolution.

              (ii) Solely with respect to a Change in Control Resulting from the acquisition by another person of substantially all of the assets of Medicore or DCA, in the event of Langbein's termination of employment subsequent to such a Change in Control which termination was due to death, the Disability Effective Date or termination by Langbein without Good Reason, to pay to Langbein his compensation together with any and all other benefits and expenses earned but not yet paid through such Date of Termination.

              (iii) Upon the termination of Langbein's employment (other than for Cause) in connection with or at any time subsequent to a Change in Control (other than as set forth in item (ii) above) and prior to the expiration of the Term hereof, to pay Langbein the Remaining Compensation in one lump sum at the time of such termination.

              (iv) Upon the termination of Langbein for Cause in connection with or subsequent to a Change in Control (but prior to the expiration of the Term hereof), to calculate the amount of Remaining Compensation from the Date of Termination for Cause, and to the extent such amount exceeds the amount of the Lump Sum Payment paid to Langbein in connection with the Change in Control, to pay Langbein the difference representing the amount of the Remaining Compensation that exceeds the Lump Sum Payment. To the extent that the calculated amount of the Remaining Compensation is less than the Lump Sum Payment paid to Langbein upon the Change in Control there shall be no additional payment obligation to Langbein with respect to such Remaining Compensation. In either case the obligation with respect to any compensation benefits and expenses of Langbein earned or accrued through the Date of Termination for Cause and not yet paid shall remain in effect and be payable to Langbein as provided for herein.

     10.  Vesting and Redemption of Langbein's Convertible Securities.
          -----------------------------------------------------------

         (a)  Upon any termination of Langbein's employment as provided in
Section 8 hereof (other than termination of Langbein by Medicore or a successor or surviving entity for Cause or termination by Langbein without Good Reason), or upon a Change in Control as set forth in Section 9 hereof, any options, warrants or similar rights to acquire securities of Medicore owned by Langbein (collectively "Options") notwithstanding anything in their terms to the contrary, shall be fully vested and exercisable and Medicore or any surviving or successor entity shall immediately redeem all of Langbein's outstanding Options for cash in an amount equal to the excess over the Option exercise price of the greater of (i) the price per share paid in an acquisition by an Acquiring Person or in such Reorganization, or (ii) the highest Fair Market Value of the stock of Medicore during ten (10) days following a public announcement that an Acquiring Person has acquired the requisite beneficial ownership of the outstanding stock or ten (10) days following the commencement of or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the requisite beneficial ownership by an Acquiring Person, (iii) the Fair Market Value upon (A) the Board Change, (B) the approval of a liquidation and dissolution of Medicore, or (C) the Date of Termination of Langbein's employment (in the case of a disability of Langbein for which Medicore or a successor entity has determined to continue this Agreement, the last day of the 180 day disability period) in each case by delivering written notice to Langbein of the redemption of such Options setting forth the date and the price at which the Options will be redeemed; provided, however, that within ten (10) days of written notification to Langbein of such redemption of Options, Langbein shall have the right to elect to keep his Options by written notification to Medicore or any such successor or surviving entity within five (5) days of the redemption notification.

         (b) Fair Market Value means the closing price of a share of Medicore common stock on the principal securities exchange on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day; or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded as reported by NASDAQ or such other quotation system or medium. If the shares are not publicly traded, Fair Market Value shall be determined by the Board. In no case shall Fair Market Value be less than the par value of a share, and in no event shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

     11.  Registration and Piggy-Back Rights.
          ----------------------------------

         (a) Medicore grants and Langbein shall have the right immediately upon his Election Notice and for a period of two years thereafter to demand that Medicore register, on Form S-8 or other available registration form under the Securities Act of 1933, as amended (the "Act") or on Form I-A or other available qualified exemption form from registration under the Act (hereinafter collectively referred to as "Registration") in whole or in part (but not fewer than 50% of his Medicore Shares) the Medicore Shares he obtains in lieu of his Lump Sum Payment as provided in Section 8 ("Demand Registration"). Medicore shall pay all costs and expenses of such Registration, excluding fees and expenses of counsel for and other professionals advising Langbein, and underwriting discounts, commissions or expenses of Langbein with respect to the sale of the Medicore Shares. Medicore shall also register Langbein's Medicore Shares in those jurisdictions in which Langbein expects to sell his Medicore Shares; provided however, that Medicore shall not be required to qualify to do business in such jurisdiction or commit to a general consent to service of process within the jurisdiction.

         (b) For a period of three years from any Langbein Election Notice, Medicore shall notify Langbein of any Medicore proposed Registration of Medicore's securities by Medicore. If Langbein notifies Medicore within thirty (30) days of such Medicore notification that he desires to have all or any part of his Medicore Shares (but not fewer than 50% of his Medicore Shares) covered by any such Registration, then Medicore shall use its best efforts to include or cause its underwriter to include the specified number of Medicore Shares in such Registration. If any of the Medicore Shares is covered by such Registration, Langbein shall be obligated to pay fees and expenses of Langbein's counsel and other professionals incurred in connection therewith, underwriting discounts, commissions and expenses, if any, applicable to his Medicore Shares, and his pro rata share of the Registration fees.

         (c) In the case of a Registration pursuant to this Section 11, Medicore (i) will keep Langbein advised as to the initiation and progress of proceedings for such Registration and as to the completion thereof, and (ii) at its expense, subject to the limitations as provided above, will, with respect to a Demand Registration only, keep such Registration effective for a period of at least nine months from the initial effective date of the Registration. Langbein agrees to provide such information to Medicore as is reasonably requested by Medicore which Medicore believes is necessary in order for Medicore to register the Medicore Shares, and Langbein shall execute such documents, certificates and other instruments as Medicore reasonably determines is necessary or appropriate in connection therewith.

         (d) Medicore, at its expense, shall furnish to Langbein such reasonable number of prospectuses, offering circulars or other documents incident to any Registration referred to in this Section 11 as Langbein from time to time may reasonably request.

         (e) Subject to compliance with applicable securities laws, Langbein may transfer his Medicore Shares with the Registration rights attached provided he notifies Medicore in writing with respect to the identity of the new holder of the Medicore Shares with the Registration rights attached. The Registration rights may not be transferred separately from the Medicore Shares. Medicore may legend the certificates evidencing the Medicore Shares which have Registration rights attached to provide that before the Medicore Shares may be transferred with the Registration rights attached, the holder shall notify Medicore in writing as to the identity of the new holder. Notwithstanding anything herein to the contrary, failure to so notify Medicore shall not affect the transfer of the Medicore Shares, nor be grounds for Medicore to refuse to transfer the Medicore Shares.

         (f) Medicore may, if it elects to do so in its sole and absolute discretion, elect to register shares of its authorized and unissued common stock, and/or shares of common stock owned by other stockholders of Medicore in any Registration pursuant to which the Medicore Shares are registered.

         (g) Medicore shall not be required to file more than one Registration pursuant to Langbein's exercise of his Demand Registration right. In the event of transfer by Langbein of all or part of his Medicore Shares, the Demand Registration right may be so exercised by a majority in interest of the Medicore Shares.

     12.  Anti-Dilution Provisions.  The following adjustments apply to the
          ------------------------
number of Medicore Shares obtainable by Langbein at his election in lieu of the Lump Sum Payment as provided by Section 8 of this Agreement.

         In case Medicore shall at any time after the date of this Agreement:

         12.1 pay a dividend or make a distribution in shares of common stock; or

         12.2  subdivide or combine its outstanding shares of common stock;
or

         12.3 reclassify or change its outstanding shares of common stock (other than a change in the par value to no par value or as a result of a subdivision or combination) or consolidate with or merge into another corporation (other than a consolidation or merger in which Medicore is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of common stock, except a change as a result of a subdivision or consolidation of such shares or a change in par value) or sell or convey to another corporation substantially all of its property; or

         12.4 make any distribution of its assets to holders of its common stock as a liquidating or partial liquidating dividend;

         then the Medicore Shares shall include those additional shares of common stock to which Langbein would have been entitled had he elected the option to acquire the Medicore Shares in lieu of the Lump Sum Payment and such Medicore Shares were then outstanding on the record date for the determination of those security holders entitled to such distribution; and further, with respect to any asset distribution or reclassification as provided herein, then Langbein shall be entitled to receive the amount of such dividend, distribution and/or assets (or at the option of Medicore, a sum equal to the value of any such assets at the time of such distribution as defined by the Board in good faith) which would have been payable to him had he been the holder of record of the Medicore Shares on the record date for determination of those entitled to such distribution.

         Medicore shall maintain appropriate reserves to ensure the availability of additional funds, assets and shares, and the timely performance of these anti-dilution provisions of this Section 11.

     13.  Full Settlement.  Medicore's obligation to make the payments
          ---------------
provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right, or action that Medicore may have against Langbein or others. In no event shall Langbein be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to him under any of the provisions of this Agreement, and such amounts shall not be reduced, regardless of whether Langbein obtains other employment.

     14.  Insurance.  Medicore shall during the Term maintain universal and
          ---------
term life insurance in the aggregate face value amount of $1,600,000, insuring the life of Langbein, in amounts and combinations of universal, whole life, term or other such life insurance to be determined by and between Medicore and Langbein, and the ownership and beneficiaries to be those persons and/or entities as directed and designated from time to time in writing by Langbein. Medicore shall provide Langbein with documentary proof of the purchase and maintenance of said insurance policies on Langbein's life. Alternatively, Langbein has the right to purchase and maintain such life insurance policies and pay for the same, and Medicore shall pay the premiums for such directly to Langbein.

     15.  Vacation.  Langbein shall be entitled to no less than four weeks
          --------
vacation per annum and other days away from his employment during the Term in accordance with the policies and procedures of Medicore from time to time in effect.

     16.  Indemnification.  To induce Langbein to accept employment and
          ---------------
continue as an officer and director of Medicore and its subsidiaries, Medicore agrees to indemnify and hold Langbein harmless from any losses, expenses (including attorneys' fees), judgments, fines, amounts paid in settlement, actual and reasonably incurred by him in any such investigation, action, suit or proceeding, including any appeal thereof, and any other costs in connection with any proceeding or claim made against Langbein involving him by reason of his being or having been an officer and/or director of Medicore and/or its subsidiaries, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Medicore and/or its subsidiaries, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Such indemnification shall be equivalent to that provided for pursuant to the Florida statutes, in particular the Florida Business Corporation Act, Title 18, Section 607, et seq. This indemnification provision is not to otherwise modify or limit in any way the indemnification provided by said corporate law of the State of Florida or that provided in Medicore's certificate of incorporation or by-laws, and is to provide Langbein with the fullest indemnification in accordance with the law.

     17.  Non-competition.  It is agreed for a period of one (1) year from
          ---------------
and after the termination of his employment either by Medicore or a successor or surviving entity for Cause or upon termination by Langbein without Good Reason, each as provided herein, Langbein shall not engage in any business either as partner, owner, employee, 5% shareholder, agent or otherwise, at any place within a radius of ten (10) miles of Medicore's medical products operations in Hialeah, Florida, or any of the then existing and operational dialysis facilities owned in part or in whole by DCA or which are managed by DCA (the "DCA Facilities"), which business competes directly with any business then being conducted at Medicore's medical products facility or at the DCA Facilities at the time of such termination.

          Notwithstanding any provision in this Agreement herein contained to the contrary, Langbein shall be permitted to do any one of the following:

         (a) Langbein shall be entitled to engage in any business with anyone in competition with Medicore or DCA, as long as such activities are located outside of the ten (10) mile radius of the medical products facility or the DCA Facilities as set forth above in this Section 17, even if termination is pursuant to a dishonest practice; and

         (b) Langbein shall be entitled to conduct any activities for an eleemosynary organization.

     18.  Confidentiality.  Other than for Wrongful Termination of Langbein,
          ---------------
termination by Langbein for Good Reason, or termination of Langbein in connection with a Change in Control as provided herein above (i) Langbein, directly or indirectly, shall not discuss, use, patent, publish, copyright or divulge to others, either during or for a period of two (2) years after the Term or Date of Termination, any secret or confidential information of Medicore or DCA, or their subsidiaries, whether or not acquired or developed by Langbein in the course of his employment hereunder; and (ii) Langbein will not induce any employee of Medicore or DCA, or their subsidiaries, to leave or otherwise take any employee of Medicore or DCA, or their subsidiaries, with him upon Langbein's termination of employment or for one (1) year thereafter.

         For purposes of this Agreement, the term "Confidential Information" includes all information relating to the financial, business, management and other affairs of and information about Medicore, Techdyne and DCA, except shall not include information which (a) becomes generally available to the public other than as a result of an unlawful or improper disclosure, (b) is available to another party on a non-confidential basis absent any restrictions or limitations prior to its disclosure to such party by Langbein, or (c) becomes available to another party on a non-confidential basis from a source other than Langbein which such source is entitled to make the disclosure to the other party without restriction or limitation.

     19.  Attorneys' Fees.  Medicore agrees to pay, as incurred, to the
          ---------------
fullest extent permitted by law, all legal fees and expenses that Langbein may reasonably incur as a result of any contest relating to (provided that Langbein is the prevailing party with respect to such contest) the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended.

     20.  Notices.  Any notice required or permitted to be given under this
          -------
Agreement shall be sufficient if in writing and delivered personally or if sent by registered mail to his residence in the case of Langbein, or to its principal office in the case of Medicore. Either party may change the address where such communications must be sent by sending notice of such change to the other party as provided herein.

     21.  Binding on Successors.  This Agreement shall inure to the benefit
          ---------------------
of and be binding upon the parties hereto and their respective legal representatives, heirs, assignees and/or successors in interest of any kind whatsoever; provided, however, that Langbein acknowledges and agrees that except as explicitly provided in this Agreement, he cannot assign or delegate any of his rights, duties, responsibilities or obligations hereunder to any other person or entity.

     22.  Waiver of Breach.  The waiver by Medicore or Langbein of a breach
          ----------------
by either party of any provision hereof shall not operate or be construed to operate as a waiver by either party of any subsequent breach of any other provision hereof.

     23.  Entire Agreement.  This instrument contains the entire final
          ----------------
agreement of the parties with respect to, and supersedes any and all prior agreements between the parties hereto, both oral and written, concerning the subject matter hereof and may not be amended or otherwise changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     24.  Governing Law.  This Agreement shall be governed and construed
          -------------
pursuant to the laws of the State of Florida, without giving effect to conflicts of laws principles.

     25.  Severability.  If any provision of this Agreement is held by a
          ------------
court of competent jurisdiction to be invalid or unenforceable, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected or invalidated.

     26.  Independent Counsel.  Medicore and Langbein agree that each of them
          -------------------
have been, or were advised and fully understand that they are entitled to be, represented by independent legal counsel with respect to all matters contemplated herein, from the commencement of negotiations at all times through the execution hereof.

     27.  Board Approval.  By execution of this Agreement, Medicore
          --------------
acknowledges that this Agreement has been reviewed and adopted by a resolution approved by a majority of the members of the Board.

                        [signatures on following page]

     IN WITNESS WHEREOF, MEDICORE has caused this Agreement to be executed in its corporate name by an authorized officer and its corporate seal to be hereto affixed, and THOMAS K. LANGBEIN has affixed his signature, all as to the date and year first above written.

MEDICORE, INC.                         THOMAS K. LANGBEIN

   / Daniel R. Ouzts                      /s/ Thomas K. Langbein
By:-------------------------------     By:-----------------------------------
   DANIEL R. OUZTS, Vice President        THOMAS K. LANGBEIN


(Corporate Seal)